UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 10, 2006

ANGIODYNAMICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-50761	11-3146460

(Commission File Number)	(IRS Employer Identification No.)

603 Queensbury Avenue, Queensbury, New York	12804

(Address of Principal Executive Offices)	(Zip Code)

(518) 798-1215

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 10, 2006, the board of directors of AngioDynamics, Inc. (the “Company”) reapproved the Company’s standard indemnification agreement for its directors and officers. Following such approval, the Company entered into the indemnification agreement with each of its directors and officers. In general, the indemnification agreement provides that the Company will indemnify each director and officer to the fullest extent permitted by law against any and all expenses (including attorney’s fees and all other costs of investigations and defense), judgments, fines, penalties and amounts paid in settlements of any action, suit or proceeding, or any inquiry or investigation, whether instituted by the Company or any other party, and, upon the request of the director or officer, will advance such expense amounts to the indemnified person. The foregoing description of the Company’s standard indemnification agreement is qualified in its entirety by reference to the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 10, 2006, the Company’s board of directors approved amendments to the Company’s Code of Business Conduct and Ethics (the “Code”), which applies to all of its directors, officers and employees. The description of the amendments to the Code set forth below is qualified in its entirety by reference to the amended Code, which is filed as Exhibit 14 to this Current Report on Form 8-K and is incorporated herein by reference. The amended Code will also be posted on the Investor-Corporate Governance section of the Company’s website at www.angiodynamics.com.

The following amendments were made to the Code: the Introduction was amended to provide that the Code be read in conjunction with the Company’s Compliance Plan and Code of Conduct for Interactions with Customers (the “Compliance Plan”), in addition to the Company Handbook; Section IA. of the Code was modified to make mandatory the reporting of existing or potential violations of the Code and to clarify the appropriate contact persons (“Appropriate Ethics Contacts”) under the Code; Section IB. of the Code was amended to delete, for practical reasons, the requirement that the board approve all conflicts of interest; Section IIG. of the Code was amended to require that the use and receipt of gifts and business gratuities comply with the Compliance Plan and Internal Revenue Service regulations; and Section III of the Code was amended to require prior approval by an Appropriate Ethics Contact for waivers of any provision of the Code. (Waivers for executive officers and directors remain subject to further approval by the board of directors or a committee thereof.) The amendments also include technical, administrative and other non-substantive word changes in other sections of the Code.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Form of Indemnification Agreement of AngioDynamics, Inc.

14	Code of Business Conduct and Ethics, as amended on May 10, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2006	ANGIODYNAMICS, INC. (Registrant)

	By:	/s/ Joseph G. Gerardi

Joseph G. Gerardi Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement of AngioDynamics, Inc.

14	Code of Business Conduct and Ethics, as amended on May 10, 2006.